SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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February 6, 2004

Dear Stockholder:

You are cordially invited to join us at the 2004 Annual Meeting of Stockholders of The Cooper Companies, Inc. on Tuesday, March 23, 2004, to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, NY beginning at 10:00 a.m.

The actions you will be asked to take at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

We have also included a copy of the Company’s Annual Report. We encourage you to read the Annual Report, which includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

I hope that you will take this opportunity to participate in the affairs of the Company by voting on each of the business items to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. THOMAS BENDER

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

THE COOPER COMPANIES, INC.

The Annual Meeting of Stockholders of The Cooper Companies, Inc., a Delaware corporation (the “Company”), will be held on March 23, 2004, at the Omni Berkshire Place, 21 East 52nd Street, New York, NY, at 10:00 a.m., for the purpose of considering and acting upon the following:

1.  The election of a board of eight directors;

2.  The ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 2004;

3.  The approval of the amendment of the Company’s Amended and Restated 2001 Long Term Incentive Plan for Employees which adds 250,000 shares to those available for issuance, and provides for the ability to issue up to 250,000 shares in the form of restricted stock awards; and

4.  The transaction of any other business that may properly arise at the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on February 3, 2004 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company’s Annual Report for the fiscal year ended October 31, 2003.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid envelope.

By Order of the Board of Directors

CAROL R. KAUFMAN

Secretary

Dated: February 6, 2004

YOUR VOTE IS IMPORTANT

It is important that all stockholders be represented at the Annual Meeting. In order to assure your representation, whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the accompanying reply envelope. No postage is necessary if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

March 23, 2004

Information Regarding Proxies

The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the “Company”) for use at its Annual Meeting of Stockholders to be held on March 23, 2004 at the Omni Berkshire Place, 21 East 52nd Street, New York, NY, at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 10, 2004.

When you return a properly executed proxy card in the form enclosed with this Proxy Statement, the shares represented will be voted at the Annual Meeting in accordance with the indicated directions. If a proxy card is properly executed but no directions are indicated, the shares will be voted FOR each of the nominees for director as shown on the form of proxy card and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company and FOR the amendment of the Amended and Restated 2001 Long Term Incentive Plan. The Board of Directors is not aware of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.

The Company will pay all costs associated with soliciting proxies. In addition to the solicitation of proxies by mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile or personal interview. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $11,000 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to stockholders of record.

Outstanding Stock and Voting Rights

As of the close of business on February 3, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 32,982,849 shares of the Company’s common stock, $.10 par value per share, each of which is entitled to one vote at the Annual Meeting. Under the Company’s By-laws and Delaware law, shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by the favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposals to ratify the appointment of the Company’s independent certified public accountants and to amend the Company’s Long-Term Incentive Plan require the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to these proposals will have the same effect as votes against them, while shares represented by proxies that reflect broker non-votes will be treated as not entitled to vote for purposes of determining approval of these proposals and will not have any effect on the outcome of the vote.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s By-laws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors, which has fixed the number of directors to be elected at the 2004 Annual Meeting at eight, each of whom will serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors recommends that each nominee for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board of Directors expects that all nominees will be available for election and able to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate.

The Nominees

Each of the nominees currently serves on the Board of Directors (the “Board”).

The names of the nominees for election as directors are listed below, together with certain personal information, including their present principal occupation and recent business experience.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company

A. Thomas Bender	65	1994

Mr. Bender was elected Chairman of the Board in July 2002, and has been serving as President and Chief Executive Officer of the Company since May 1995. He had been serving as the Chief Operating Officer of the Company since August 1994. He served as Acting Chief Operating Officer of the Company from March 1994 to August 1994, and as Senior Vice President, Operations from October 1992 to February 1994. He is also President of CooperVision, Inc., the Company’s contact lens subsidiary, a position he has held since June 1991. Between 1966 and June 1991, Mr. Bender held a variety of positions at Allergan, Inc. (a manufacturer of eye and skin care products), including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Michael H. Kalkstein	61	1992

Mr. Kalkstein has been a partner at Dechert LLP, a law firm, since June 2003. He is the Managing Partner of Dechert’s Palo Alto office. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees. He was a partner in the law firm of Graham & James LLP from September 1994 through August 1999 and a member of its Firmwide Management Committee and its Technology Committee. Prior to that, he was a partner in the San Jose, California law firm of Berliner•Cohen from 1983 through August 1994 and a member of its Management and Technology Committees. He has been a member of the Board of Trustees of Opera San Jose since 1984, serving as its President from 1992 to 1994. He has been a member of Alliance of CEOs since 2001 and a member of the Board of Directors of the Law Foundation of Silicon Valley since 2002.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company

Moses Marx	68	1995

Mr. Marx has been the general partner in United Equities Company, a securities brokerage firm, since 1954 and a general partner in United Equities Commodities Company, a commodities brokerage firm, since 1972. He is also President of Momar Corp., an investment company, and a director of Berkshire Bancorp Inc., a publicly traded bank holding company.

Donald Press	70	1993

Mr. Press has been Executive Vice President of Broadway Management Co., Inc., an owner and manager of commercial office buildings, since 1981. Mr. Press is also a principal in Donald Press, P.C., a law firm, located in New York City, and a director of Superior Savings of New England, formerly Branford Savings Bank.

Steven Rosenberg	55	1993

Mr. Rosenberg has been President and Chief Executive Officer of Berkshire Bancorp Inc., a publicly traded bank holding company, since March 1999 and its Vice-President, Finance and Chief Financial Officer since 1990. From September 1987 through March 1990, Mr. Rosenberg was President and Chief Executive Officer of Scomel Industries Inc., an international marketing and consulting group. Prior to that, he was Vice President of Noel Industries, Inc., an apparel manufacturer and importer. He is currently a director of Berkshire Bancorp Inc.

Allan E. Rubenstein, M.D.	59	1992

Dr. Rubenstein has served as Vice Chairman and Lead Director since July 2002, and served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is Chief Executive Officer of NexGenix Pharmaceuticals, and a director of BioImaging Technologies Corp., a clinical trial company. Dr. Rubenstein is certified by the American Board of Psychiatry and Neurology and by the American Society for Neuroimaging. He has been on the faculty of the Department of Neurology at Mt. Sinai School of Medicine in New York City since 1976, and currently is Associate Professor and Director of the Mt. Sinai Neurofibromatosis Research and Treatment Center. Dr. Rubenstein has authored two books on neurofibromatosis and is Honorary Medical Director for the National Neurofibromatosis Foundation. He is also a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Army.

Robert S. Weiss	57	1996

Mr. Weiss has been Executive Vice President of the Company since October 1995, and Chief Financial Officer since 1989. He also served as Treasurer from 1989 to March 2002. From October 1992 until October 1995 he served as Senior Vice President. From March 1984 to October 1992 he served as a Vice President, and from 1984 through July 1990 he served as Corporate Controller. He previously held a number of financial positions with the Company and at Cooper Laboratories, Inc. (the Company’s former parent) since joining the Company in 1977.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company

Stanley Zinberg, M.D.	69	1997

Dr. Zinberg, an obstetrician-gynecologist, is Vice President for Practice Activities of the American College of Obstetricians and Gynecologists in Washington, D.C. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NYU Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology and is a member of faculty of the Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine.

There are no family relationships among any of the Company’s current directors or executive officers or the Board’s proposed nominees.

Board Committees, Meetings and Compensation

There are four active Board Committees, each of which is comprised entirely of independent directors:

(i)  The Audit Committee (formerly the Audit and Finance Committee) is responsible for (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent accounting firm serving as auditors of the Company, (d) retention and engagement of the auditors and oversight of their work, and (e) overseeing the performance of the Company’s internal audit function. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, and which is also available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Rosenberg (Chair) and Kalkstein, and Dr. Zinberg.

(ii)  The Organization and Compensation Committee oversees compensation of the Chief Executive Officer and key executives, the granting of awards under the Company’s Incentive Payment and Long Term Incentive Plans, and management development and succession planning. The Committee also oversees the Company’s compensation policy, and advises and makes recommendations to the Board of Directors regarding the compensation of directors. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Kalkstein (Chair) and Press, and Dr. Rubenstein.

(iii)  The Corporate Governance Committee is responsible for development, implementation, and maintenance of the corporate governance standards by which the Company conducts business, and advises and makes recommendations to the Board concerning the Company’s primary governance policies. The Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Press (Chair) and Rosenberg, and Dr. Rubenstein.

(iv)  The Nominating Committee is responsible for the identification and selection of qualified candidates for nomination to the Company’s Board of Directors. The Committee will consider suggestions from stockholders for nominees for election as directors at the 2005 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below in the information on Stockholder Nominations. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Drs. Rubenstein (Chair) and Zinberg, and Mr. Marx.

During the fiscal year ended October 31, 2003, the Board met twelve times and acted four times by unanimous written consent, the Audit Committee met eight times and acted once by unanimous consent, the Organization and Compensation Committee met nine times and the Corporate Governance Committee met two times.

The Non-Employee Directors met in executive session two times. Dr. Allan Rubenstein, as Lead Director, presides over all executive sessions.

Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all eight directors were in attendance.

For a description of compensation paid to directors, see “Executive Compensation—Compensation of Directors.”

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE), and implement other corporate governance practices as we believe are in the best interest of the Company and its stockholders. We believe that we have in place policies, which are designed to enhance our stockholders’ interests.

Governance Principles.  The Board has approved Corporate Governance Principles (“Principles”) for the Company. The Principles are available on the Company’s website at http://www.coopercos.com, and to any stockholder otherwise requesting a copy; they deal with director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education, Chief Executive Officer evaluation and performance evaluation of the Board and its committees.

Ethics and Business Conduct Policy.  In 2003, the Company adopted an Ethics and Business Conduct Policy (the “Ethics Policy”), which is available in its entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy. Amendments to the Ethics Policy, and any waivers from the Ethics Policy granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

We have also established a confidential hotline through which employees may report concerns about the Company’s business practices. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

The Board of Directors

Our Board is elected annually, and each of our directors stands for election every year. Presently the Board is comprised of eight directors, of which two are executive officers and six have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the NYSE and the SEC, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Board maintains four committees whose functions are described on page 4 of this Proxy Statement. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy.

Stockholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Carol R. Kaufman, Corporate Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Stockholder Nominations

The By-laws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedure set forth in the section titled “Stockholder Nominations and Proposals.” Stockholders who wish to submit a proposed nominee to the Nominating Committee (the “Committee”) should send written notice to Dr. Allan Rubenstein, Nominating Committee Chairman, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, within the time periods set forth in the section titled “Stockholder Nominations and Proposals.” Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Committee will consider stockholder nominees on the same terms as nominees selected by the Committee.

The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NYSE, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not serve on more than two other public company boards, 4) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and 5) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Except as set forth above, the Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders). These issues will be considered by the Committee, which will then make a recommendation to the Board.

Executive Officers of the Company

Set forth below is information regarding the current executive officers of the Company who are not also directors:

Name	Age	Office
David G. Acosta	49	Treasurer and Tax Director

B. Norris Battin	67	Vice President, Investor Relations and Communications

John C. Calcagno	45	Chief Financial Officer and Vice President, Business Development of CooperVision, Inc.

Rodney E. Folden	56	Corporate Controller

Gregory A. Fryling	49	Chief Operating Officer of CooperVision, Inc.

Carol R. Kaufman	54	Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Nicholas J. Pichotta	59	President and Chief Executive Officer of CooperSurgical, Inc.

Paul L. Remmell	46	Chief Operating Officer and Vice President of Finance of CooperSurgical, Inc.

Mr. Acosta has been Treasurer and Tax Director of The Cooper Companies, Inc. since April 2002. From October 1989 through March 2002, he served as Tax Director and Assistant Treasurer, and prior to that served in a variety of management positions in the tax department of the Company.

Mr. Battin has served as Vice President, Investor Relations and Communications since November 1995. Prior to joining the Company, Mr. Battin was Principal Associate of Battin Associates, a healthcare marketing, advertising and public relations consultancy whose client list included the Company. From 1968 to 1991, Mr. Battin held numerous marketing, advertising, public relations and public affairs positions at Allergan, Inc., a multinational manufacturer of eye and skin care products, including Senior Vice President, Public Affairs and Communication.

Mr. Calcagno has served as Chief Financial Officer and Vice President, Business Development for CooperVision, Inc. since January 2003. From December 1998 through December 2002, he was President, U.S. Operations, of CooperVision. Prior to that he was Vice President of Finance and General Manager of CooperVision’s U.S. business. He has also held various other positions within subsidiaries of the Company.

Mr. Folden has been Corporate Controller since February 2004. He served as Assistant Corporate Controller from March 1994 to February 2004. He has also held a variety of financial positions since joining the Company in 1987.

Mr. Fryling has been Chief Operating Officer of CooperVision, Inc. since May 2000. From January 1993 through April 2000, he served as Vice President, Business Development of The Cooper Companies, Inc. and prior to that served as an officer of various subsidiaries of the Company.

Ms. Kaufman has been Vice President and Chief Administrative Officer since October 1995 and was elected Vice President of Legal Affairs and Secretary in March 1996. From January 1989 through September 1995, she served as Vice President, Secretary, and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (the Company’s former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director of Chindex, Inc., a distributor of medical equipment and services in China.

Mr. Pichotta has been President and Chief Executive Officer of CooperSurgical, Inc., the Company’s women’s healthcare business, since September 1992. Prior to that he served as an officer of various subsidiaries of the Company.

Mr. Remmell has been Chief Operating Officer of CooperSurgical, Inc. since October 2000, and has been its Vice President of Finance since 1991.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten-percent stockholders.

Based solely on a review of the copies of such forms and related amendments received by the Company, or on written representations from the Company’s officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Securities Held by Management

The following table sets forth information regarding ownership of the Company’s common stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2003
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	470,160	(1)	1.5%
Gregory A. Fryling	31,750	(2)	*
Michael H. Kalkstein	147,770	(3)	*
Carol R. Kaufman	185,666	(4)	*
Moses Marx	144,598	(5)	*
Nicholas J. Pichotta	0		—
Donald Press	122,552	(6)	*
Steven Rosenberg	111,104	(6)	*
Allan E. Rubenstein, M.D.	32,754	(7)	*
Robert S. Weiss	430,108	(8)	1.3%
Stanley Zinberg, M.D.	64,854	(9)	*
All current directors and executive officers as a group (16 persons)	1,972,754		6.1%

*	Less than 1%.

(1)	Includes 409,000 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 31,112 shares which Mr. Fryling could acquire upon the exercise of currently exercisable stock options.

(3)	Includes 1,000 restricted shares which Mr. Kalkstein was granted in November 2003 pursuant to the 1996 Long Term Incentive Plan for Non–Employee Directors (the “Directors’ Plan”). Mr. Kalkstein has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 136,666 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options.

(4)	Includes 173,000 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(5)	Includes 1,000 restricted shares which Mr. Marx was granted in November 2003 pursuant to the Directors’ Plan. Mr. Marx has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 126,666 shares which Mr. Marx could acquire upon the exercise of currently exercisable stock options.

(6)	Includes 1,000 restricted shares which Messrs. Press and Rosenberg were granted in November 2003 pursuant to the Directors’ Plan. Messrs. Press and Rosenberg have sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 100,000 shares which each of Messrs. Press and Rosenberg could acquire upon the exercise of currently exercisable stock options.

(7)	Includes 1,000 restricted shares granted to Dr. Rubenstein in November 2003 pursuant to the terms of the Directors’ Plan. Dr. Rubenstein has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 29,250 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(8)	Includes 5,108 shares held on account for Mr. Weiss under the Company’s 401(k) Savings Plan and 425,000 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(9)	Includes 1,000 restricted shares granted to Dr. Zinberg pursuant to the terms of the Directors’ Plan. Dr. Zinberg has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 60,000 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options.

Principal Securityholders

The following table sets forth information regarding ownership of outstanding shares of the Company’s common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

	Common Stock Beneficially Owned as of December 31, 2003
Name of Beneficial Owner	Number of Shares		Percentage of Shares
FMR Corp. 82 Devonshire Street Boston, MA 02109	3,521,884	(1)	11.491%

(1)	All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G filed by FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson on February 13, 2003 (the “FMR Schedule 13G”). According to the FMR Schedule 13G, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. beneficially owns 3,266,800 of these shares and the sole power to vote or direct the vote of these 3,266,800 shares resides with the Boards of Trustees of the various Fidelity funds and (ii) FMR Corp. has sole power to vote or direct the vote of 255,084 of these shares and the sole power to dispose or direct the disposition of all of these shares, which are held on behalf of FMR’s clients in accounts over which FMR has complete investment discretion. None of the accounts over which FMR has complete investment discretion contains more than 5% of the outstanding shares of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below shows compensation with respect to each of the last three fiscal years to the individual who served as the Company’s Chief Executive Officer for fiscal 2003, and to each person who was, for the fiscal year ended October 31, 2003, among the four other most highly compensated executive officers of the Company or its subsidiaries.

		Annual Compensation				Long Term Compensation
	Year	Salary		Bonus		Awards		Payouts	All Other Compensation
Name and Principal Position						Restricted Stock Awards	Securities Underlying Options/SARs	LTIP Payouts
A. Thomas Bender President and Chief Executive Officer	2003 2002 2001	$ $ $	461,300 436,475 426,500	$ $ $	393,258 325,175 285,755	-0- -0- -0-	166,000 166,000 66,000	-0- -0- -0-	$ $ $	3,309 3,083 2,982	(1) (1) (1)

Gregory A. Fryling Chief Operating Officer of CooperVision, Inc.	2003 2002 2001	$ $ $	244,000 220,920 211,000	$ $ $	177,875 159,576 67,000	-0- -0- -0-	159,000 40,000 40,000	-0- -0- -0-	$ $ $	1,559 1,318 1,288	(2) (2) (2)

Carol R. Kaufman Vice President of Legal Affairs, Secretary and Chief Administrative Officer	2003 2002 2001	$ $ $	225,000 212,900 208,000	$ $ $	156,938 126,888 111,488	-0- -0- -0-	80,500 36,000 36,000	-0- -0- -0-	$ $ $	1,688 1,457 1,436	(2) (2) (2)

Nicholas J. Pichotta President and Chief Executive Officer of CooperSurgical, Inc.	2003 2002 2001	$ $ $	234,900 225,271 221,450	$ $ $	109,000 136,800 122,240	-0- -0- -0-	20,000 20,000 20,000	-0- -0- -0-	$ $ $	2,163 1,916 1,885	(2) (2) (2)

Robert S. Weiss Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	324,700 307,200 300,200	$ $ $	251,643 205,978 181,021	-0- -0- -0-	54,000 54,000 54,000	-0- -0- -0-	$ $ $	2,631 2,348 2,291	(2) (2) (2)

(1)	Consists of income associated with life insurance coverage in excess of $50,000.

(2)	Consists of contributions by the Company to a 401(k) account of $1,200, $1,000, and $1,000 respectively in 2003, 2002, and 2001, and income associated with life insurance coverage in excess of $50,000.

OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2003

Name	Options Granted		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
								5%($)		10%($)
A. Thomas Bender	100,000 66,000	(1) (2)	8 6	% %	$ $	35.69 41.44	07/06/13 10/26/13	$ $	2,244,525 1,720,052	$ $	5,688,067 4,358,949
Gregory A. Fryling	40,000 80,000 39,000	(3) (4) (2)	3 7 3	% % %	$ $ $	26.38 29.50 41.44	11/04/12 03/24/13 10/26/13	$ $ $	663,610 1,484,191 1,016,394	$ $ $	1,681,717 3,761,232 2,575,743
Carol R. Kaufman	45,000 35,500	(5) (2)	4 3	% %	$ $	35.69 41.44	07/06/13 10/26/13	$ $	1,010,036 925,179	$ $	2,559,630 2,344,586
Nicholas J. Pichotta	20,000	(2)	2%			$41.44	10/26/13		$521,228		$1,320,894
Robert S. Weiss	54,000	(2)	5%			$41.44	10/26/13		$1,407,315		$3,566,413

(1)	The option will become exercisable upon the earlier of 1) December 31, 2005 if the average price of the Company’s stock for 30 calendar days preceding December 31, 2005 attains $45.00 or 2) March 26, 2007.

(2)	The option will become exercisable when the average Fair Market Value (“FMV”) of a share of common stock of the Company during any 30 consecutive calendar day period achieves certain targets, commencing on the date the target price is first achieved, and within specified timeframes, as follows: (a) one-fourth shall vest if the average FMV of the Company’s stock achieves $46.41, but shall not become exercisable earlier than May 1, 2004, and then only if the employee is still employed by the Company; (b) one-fourth shall vest if the average FMV of the Company’s stock achieves $49.73, but shall not become exercisable earlier than May 1, 2005, and then only if the employee is still employed by the Company; (c) one-fourth shall vest if the average FMV of the Company’s stock achieves $53.87, but shall not become exercisable earlier than May 1, 2006, and then only if the employee is still employed by the Company; and (d) one-fourth shall vest if the average FMV of the Company’s stock achieves $58.02, but shall not become exercisable earlier than May 1, 2007, and then only if the employee is still employed by the Company.

(3)	The option will become exercisable in three tranches upon achievement of certain targets within specified time frames as follows: within the first tranche of 13,333 shares, one-third became exercisable on June 1, 2003 when the FMV of the Company’s stock achieved $31.50, one-third shall become exercisable June 1, 2004, and the final one-third shall become exercisable June 1, 2005; within the second tranche of 13,333 shares, one-third became exercisable on July 22, 2003 when the FMV of the Company’s stock achieved $35.00, one-third shall become exercisable July 22, 2004, and the final one-third shall become exercisable July 22, 2005; and within the third tranche of 13,334 shares, one-third became exercisable on September 16, 2003, when the FMV of the Company’s stock achieved $39.50, one-third shall become exercisable September 16, 2004, and the final one-third shall become exercisable September 16, 2005. All stock values and prices for this grant have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend on November 22, 2002.

(4)

The option will become exercisable in three tranches upon achievement of certain targets within specified time frames as follows: within the first tranche of 26,666 shares, one-third became exercisable on July 22, 2003 when the FMV of the Company’s stock achieved $35.00, one-third shall become exercisable July 22, 2004, and the final one-third shall become exercisable July 22, 2005; within the second tranche of 26,667 shares, one-third became exercisable on September 16, 2003 when the FMV of the Company’s stock achieved $39.50, one-third shall become exercisable September 16, 2004, and the final one-third shall become exercisable September 16, 2005; and

within the third tranche of 26,667 shares, one-third became exercisable on December 5, 2003, when the FMV of the Company’s stock achieved $44.00, one-third shall become exercisable December 5, 2004, and the final one-third shall become exercisable December 5, 2005.

(5)	The option will become exercisable in three tranches upon achievement of certain targets within specified time frames as follows: within the first tranche of 15,000 shares, one-third became exercisable on July 22, 2003 when the FMV of the Company’s stock achieved $35.00, one-third shall become exercisable July 22, 2004, and the final one-third shall become exercisable July 22, 2005; within the second tranche of 15,000 shares, one-third became exercisable on September 16, 2003 when the FMV of the Company’s stock achieved $39.50, one-third shall become exercisable September 16, 2004, and the final one-third shall become exercisable September 16, 2005; and within the third tranche of 15,000 shares, one-third became exercisable on December 5, 2003, when the FMV of the Company’s stock achieved $44.00, one-third shall become exercisable December 5, 2004, and the final one-third shall become exercisable December 5, 2005.

(6)	The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s common stock. Stockholders are cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company’s common stock appreciates, which would benefit all stockholders commensurately.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED

OCTOBER 31, 2003 AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/ Unexercisable
A. Thomas Bender	231,000	$4,241,135	375,667/372,332	$7,333,308/$4,842,237
Gregory A. Fryling	68,888	$968,566	22,223/147,889	$327,435/$1,759,255
Carol R. Kaufman	44,000	$1,248,960	168,000/88,500	$4,078,680/$657,715
Nicholas J. Pichotta	30,000	$500,525	0/30,000	$0/$212,000
Robert S. Weiss	166,000	$3,145,190	401,668/132,332	$8,614,663/$1,435,937

RETIREMENT INCOME PLAN

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. All U.S. employees of the Company and certain of its subsidiaries who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

The estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) for Messrs. Bender, Weiss, Pichotta, Fryling and Ms. Kaufman are approximately $23,000, $60,000, $40,000, $62,000 and $41,000, respectively.

CONTRACTS

The Company, either directly or through one of its subsidiaries, is party to employment agreements with A. Thomas Bender, Robert S. Weiss, Nicholas J. Pichotta, Gregory A. Fryling, and Carol R. Kaufman. The agreements with Messrs. Bender, Weiss, Pichotta and Fryling provide that if (i) the Company terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change of Control (as each term is defined in the respective agreements), the Company will pay Mr. Bender 200%, Mr. Weiss 150%, Mr. Pichotta 100% and Mr. Fryling 100% of his annual base salary, except that Mr. Weiss’ payment would be reduced to 100% if the termination arises out of a Change of Control and Mr. Pichotta’s payment could, in certain circumstances, increase to 150% following a Change of Control. In addition, they would receive a pro-rata share of any amounts that would have been payable to each of them under the Company’s Incentive Payment Plan. The agreement with Ms. Kaufman provides for her to receive a payment equal to 100% of her annual base salary in the event that her employment is terminated in the 90-day period following a Change of Control (as defined in the agreement). All of the agreements provide that these employees would continue to participate in the Company’s various insurance plans for periods ranging from twelve to twenty-four months.

COMPENSATION OF DIRECTORS

Each director who is not also an employee of the Company (a “Non-Employee Director”) receives a stipend of $25,000 per annum. The Lead Director of the Board receives a stipend of $30,625 per annum. Each Non-Employee Director serving as a chairman of a committee of the Board receives an additional stipend ranging from $1,000 to $2,000 per annum. Each Non-Employee Director receives meeting fees ranging from $500 to $1,000 per meeting, depending on duration, and up to $1,000 per day for other days substantially spent on affairs of the Company. Directors who are also employees of the Company receive no additional compensation.

In addition, each November, each Non-Employee Director of the Company receives 1,000 shares of restricted stock and a specified number of stock options, with an exercise price equal to 100% of the fair market value of the common stock of the Company on the date of grant. The options granted in November 2003 entitled each Non-Employee Director to purchase up to 17,500 shares of the Company’s common stock (18,900 shares in the case of the Lead Director of the Board). Restrictions will generally be removed from the restricted stock when its fair market value appreciates 10% from the date of grant or five years have passed; the options generally will become exercisable when the fair market value of the common stock appreciates 10% from the date of grant or five years have passed.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

Scope of the Committee; Members

The Company’s Organization and Compensation Committee (the “Committee”) is comprised of three directors, all of whom have been determined by the Board to be independent as defined by the NYSE. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on the Company’s website at http://www.coopercos.com or to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Kalkstein (Chairman) and Press, and Dr. Rubenstein.

The charter of the Committee provides that the Committee will review and approve all aspects of the compensation paid to the Company’s Chief Executive Officer, the four other most highly paid executive officers and any other employees identified as 16(a) reporting persons, all salaries and salary increases for executives whose annual base salary is $225,000 or greater and all agreements providing for the payment of benefits following a change of control of the Company or severance following a termination of employment. The Committee shall also review all aspects of director compensation and make recommendations to the Board. The charter also calls for the Committee to review and approve the selection of an appropriate peer group for compensation comparisons, the Company’s overall compensation strategy, and the terms of each incentive compensation and bonus program in effect and the aggregate amounts which can be awarded thereunder each year. The Committee also administers the Company’s Long Term Incentive Plans.

Executive Compensation for Fiscal 2003

The Committee’s philosophy regarding compensation of executive officers emphasizes performance-based compensation and the belief that executives should be compensated at competitive levels that are sufficient to attract and retain highly talented employees.

In keeping with the goal of enhancing the Company’s profitability and continuing to build stockholder value, the Company’s long-term compensation programs are designed to reward growth in stockholder value, as well as to reward long-term service to the Company. The value of awards under such plans is primarily dependent upon increases in the price of the Company’s common stock over a period of up to ten years. Generally, the plans require employees to remain employed by the Company in order to receive their awards.

The level of annual compensation for individual executive officers is based upon a number of factors. The Committee considers a combination of the individual executive officer’s performance and the performance of the Company and the individual business that the executive was responsible for, the scope of the executive’s responsibility, and the current compensation package in place for that executive. The Committee also considers other published compensation data covering the medical device industry, and industry in general, to assess whether the salary ranges in place for its executive officers are competitive. Increases in an executive’s annual base salary are dependent on his or her performance, company-wide or a particular subsidiary’s financial results and on general levels of wage and price inflation.

In making awards under the 2003 Incentive Payment Plan (the “IPP”), the Committee gave primary consideration to the performance of the Company or the subsidiary for which the executive officer worked. Participation levels under the Company’s 2003 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate structure, modified to reflect the recommendations of the Company’s Chief Executive Officer. IPP awards are paid with respect to each fiscal year when the operating business’ or the Company’s consolidated results (depending upon the executive’s employer) meet specified performance targets. In fiscal 2003, performance targets for executives employed by an operating subsidiary were tied to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the parent company, performance targets were tied to the attainment of certain levels of consolidated net revenue, net income and cash flow. In addition, a portion of each individual’s award was granted on a discretionary basis by his or her division head or the Chief Executive Officer, or in the case of the five most highly paid executive officers, by the Committee, following an assessment of each individual’s performance.

Long term incentive awards are made under the Company’s 2001 Long Term Incentive Plan (“2001 LTIP”), based on recommendations submitted to the Committee by the Company’s Chief Executive Officer or, with respect to awards to the Chief Executive Officer by the Committee, based on his contribution to the success of the Company, taking into consideration competitive grant levels and total options granted as a percentage of shares outstanding. Each grant is designed to align the interests of the executives with those of the stockholders. In fiscal 2003, awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company’s common stock on the date of grant. The exercisability and future value of these options is directly linked to increases in the price of the Company’s common stock, thereby linking long-term compensation to increased stockholder value and continuing service to the Company.

With respect to all of the Committee’s compensation decisions described in this report, the Committee also reviewed, considered and evaluated the information, advice and opinions of an outside compensation consultant retained by the Committee for that purpose.

CEO Compensation for Fiscal 2003

Mr. Bender’s base salary of $461,300 represents his salary for serving as the Company’s President and Chief Executive Officer.

Mr. Bender’s 2003 bonus consisted of $393,258 paid under the IPP. Mr. Bender was eligible to participate in the IPP at a level equal to 55% of the $461,300 salary paid to him in fiscal 2003, with such level subject to increase or decrease depending on achievement of certain specified financial targets. The determination of Mr. Bender’s actual IPP payment depended upon both the Company’s ability to meet targeted consolidated net revenue, net income and cash flow levels and on the Committee’s discretion. Based solely on the Company’s financial performance, Mr. Bender was entitled to receive a bonus of $131,932. An additional $261,326 was awarded to Mr. Bender by the Committee under the discretionary component of the IPP based on its belief that Mr. Bender’s performance in fiscal 2003 contributed to the overall growth and improvement in each of the Company’s operations.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to “qualified performance-based compensation.” The Company’s 2001 LTIP was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. The Committee intends that awards made under the 2001 LTIP, will be eligible for the performance-based exception, and eligible as a federal income tax deduction for the Company.

THE ORGANIZATION AND COMPENSATION COMMITTEE

MICHAEL H. KALKSTEIN (Chairman)

DONALD PRESS

ALLAN E. RUBENSTEIN, M.D.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (formerly the Audit and Finance Committee) is comprised of three directors, all of whom have been determined to be independent by the Board as defined by the NYSE and the SEC. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is attached as Exhibit A and is also available on the Company’s website at http://www.coopercos.com or to any stockholder otherwise requesting a copy.

The members of the Audit Committee are Messrs. Rosenberg (Chairman) and Kalkstein, and Dr. Zinberg. The Board has determined that all members of the Committee are financially literate as required by the NYSE. The Board has also determined that Mr. Rosenberg is an audit committee financial expert as defined by the SEC.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Company, and (iv) the performance of the Company’s internal audit function and the independent auditors. The Audit Committee’s primary duties and responsibilities relate to:

a.	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

b.	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

c.	retention and termination of the independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. All engagements with fees estimates above $150,000 shall require consideration and approval by the full Audit Committee. The Chair of the Audit Committee shall have and may exercise authority to approve all engagements on behalf of the Audit Committee where the fees are estimated to be below $150,000. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements.

The Audit Committee held eight meetings during fiscal 2003, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG LLP (“KPMG”), its independent auditors.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2003 with the Company’s management, and management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended by SAS No. 91.

The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with KPMG their independence from the Company. It considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG’s independence. The Audit Committee approved 100% of all audit, audit related, tax and other services provided by KPMG for the fiscal year ended October 31, 2003. The total fees paid to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended October 31, 2003		Fiscal Year Ended October 31, 2002
Audit Fees	$873,400		$666,000
Audit Related Fees: Professional services rendered for employee benefit plan audits, accounting assistance in connection with acquisitions and consultations related to financial accounting and reporting standards	$58,900		$163,500	(1)
Tax Fees	$3,290,400	(2)	$822,800	(1)
All Other Fees: Professional services rendered for corporate secretarial support	$0		$29,000

(1)	Includes Audit Related Fees of $148,100 and Tax Fees of $457,300 related to the acquisition of Biocompatibles, Ltd.

(2)	Includes $270,000 in fees for strategic tax planning services.

Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 for filing with the SEC.

THE AUDIT COMMITTEE

STEVEN ROSENBERG (Chairman)

MICHAEL H. KALKSTEIN

STANLEY ZINBERG, M.D.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock with the cumulative total return of the Standard & Poor’s SmallCap 600 Stock Index (which includes the Company) and the Standard & Poor’s Health Care Equipment Index for the five-year period ended October 31, 2003. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 1998 and assumes that all dividends were reinvested.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	The Cooper Companies, Inc.	S&P SmallCap 600	S&P Health Care
10/31/98	100	100	100
10/31/99	105	112	101
10/31/00	151	140	148
10/31/01	203	131	126
10/31/02	225	126	121
10/31/03	370	169	154

*	$100 invested on 10/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has retained the firm of KPMG LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company for the fiscal year ending October 31, 2004, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification. KPMG LLP has served as auditors of the Company since the Company’s incorporation in 1980. The stockholders are asked to ratify such appointment.

The Board of Directors expects that one or more representatives of KPMG LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company’s independent certified public accountants.

Ratification of KPMG LLP as the Company’s independent certified public accountants requires the affirmative vote of the majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote on this matter at the Annual Meeting.

PROPOSAL 3 — APPROVAL OF THE AMENDMENT OF AMENDED AND RESTATED

2001 LONG TERM INCENTIVE PLAN

General

The 2001 Long Term Incentive Plan was originally adopted by the Board of Directors on December 14, 2000 and approved by the stockholders of the Company on March 28, 2001. The 2001 Long Term Incentive Plan was amended and restated in 2002, and the Amended and Restated 2001 Long Term Incentive Plan (the “2001 LTIP” or the “Plan”), was adopted by the Company’s Board of Directors on December 16, 2002 and approved by the stockholders of the Company on March 25, 2003. As amended and restated, the 2001 LTIP generally provides for awards of stock options and stock appreciation rights, for up to 4,700,000 shares through December 31, 2006.

The Board of Directors is recommending the approval of an amendment to the 2001 LTIP which (i) increases the number of shares subject to the Plan by 250,000 to a total of 4,925,000 shares and (ii) allows restricted stock to be granted under the Plan, up to a maximum of 250,000 shares.

Purpose

The Board of Directors believes that by amending the Plan, to add flexibility in the types of awards available, the Company will have the necessary equity award opportunities to attract, retain, and motivate key employees of the Company and its subsidiaries and affiliates. Additionally, the Board believes that the flexibility to grant restricted stock awards is in the best interest of the stockholders as it allows awards to be more closely matched to the goals of the Company with regard to its key executives.

As adopted, the 2001 LTIP allowed for up to 4,700,000 shares to be issued as stock options under the Plan. As of December 31, 2003, 2,478,000 stock options have been issued under the Plan, leaving 2,222,000 shares reserved and available for future awards. The Board of Directors feels that it is important to the Company’s profitability and increased stockholder value to be able to continue to offer these incentives, and that amending the plan to allow for restricted stock grants should not impact the number of shares available for option grants. Therefore, it is necessary to increase the available number of shares reserved for awards under the 2001 LTIP concurrent to amending the Plan to allow for restricted stock grants, in order to ensure that the number of shares available for option grants is not affected.

Summary

The full text of the amended 2001 LTIP (“the Amended Plan”) is set forth in the attached Exhibit B. The following general description of certain features of the Amended Plan is qualified in its entirety by reference to the Amended Plan.

Administration.  The Amended Plan is administered by the Board of Directors or, if the Board delegates its power and authority to administer the Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a ‘Non-Employee Director’ of the Company, as defined in Rule 16b-3 under the Exchange Act. As used herein, the term ‘the Committee’ will refer to the above described committee or to the Board of Directors, as the case may be.

The Committee has full power to select, from among the officers, consultants and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Amended Plan.

Eligibility.  Officers and key employees of, or consultants to, the Company and its subsidiaries and affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible to be granted stock options and/or stock appreciation rights under the Amended Plan. At present, approximately 120 people are eligible to participate in the Plan.

Shares subject to the Plan.  If approved, the Amended Plan would authorize the Committee to grant to eligible participants of the Company and its subsidiaries and affiliates, through December 31, 2006, stock options and/or stock appreciation rights, for up to 4,700,000 shares of Common Stock, and restricted stock, for up to 250,000 shares of Common Stock, subject to adjustment for future stock splits, stock dividends and similar events. The maximum number of shares with respect to which an employee may be granted options or stock appreciation rights under this Plan during any fiscal year is 500,000 shares. The maximum number of shares which an employee may be granted as restricted stock under this Plan during any fiscal year is 100,000 shares. Options, stock appreciation rights, and restricted stock under the Amended Plan which expire unexercised or are forfeited are not counted in applying the aggregate share authorization described above.

Stock Options.  The Amended Plan permits the granting of stock options that either qualify as incentive stock options under Section 422(b) of the Internal Revenue Code (‘Incentive Stock Options’ or ‘ISOs’) or do not so qualify (‘Non-Qualified Stock Options’ or ‘NQSOs’). The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the Fair Market Value of a share of Common Stock as of the date of grant for both ISO and NQSO grants. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

The option exercise price of options granted under the Amended Plan must be paid in full by check or other instrument acceptable to the Committee or, if the Committee so determines, by delivery of Common Stock, valued at Fair Market Value on the exercise date.

As used herein, the term ‘Fair Market Value’ means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price, regular way, of the Common Stock on the NYSE as reported on http://finance.yahoo.com or, if no such sale of Common Stock occurs on the NYSE on that date, the Fair Market Value of the Common Stock as determined by the Committee in good faith. Such closing price on January 30, 2004 was $48.40.

Under the Amended Plan, in the event of termination of employment or an optionee’s consultancy by reason of normal retirement at or after age 65, approved early retirement, long-term disability, or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years (or such shorter period as the Committee shall determine at grant), subject to the stated term of the option. If an optionee’s employment or consultancy is terminated by reason of normal retirement at or after age 65, approved early retirement or long-term disability and thereafter dies while the option is still exercisable, the option will in general be exercisable for twelve months (or such shorter period as the Committee shall determine at grant) following death, subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of normal retirement, approved early retirement, disability or death.

If an optionee’s employment or consultancy terminates for any reason other than normal retirement at or after age 65, approved early retirement, disability or death, his options will thereupon terminate, except that if an optionee’s employment is involuntarily terminated without Cause as defined in the 2001 LTIP, his options may be exercised, to the extent then exercisable, for three months (unless otherwise determined by the Committee) following termination, subject to the stated term of the option.

The Amended Plan also permits the Committee at any time to offer to buy out, for a payment in cash or stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights.  The Committee may also grant non-transferable stock appreciation rights (‘SARs’) separately or in conjunction with options. SARs granted in association with an option will entitle the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Committee) equal in value to the excess of the Fair Market Value of the shares covered by such right over the aggregate exercise price of the related option for such shares. SARs awarded with no associated option will entitle the holder upon exercise to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a number of shares specified in the award at the date of exercise of the SARs over the Fair Market Value of such number of shares at the date of grant of the SARs. SARs granted in association with an option will terminate upon the termination or exercise of the related option and the exercise of SARs will result in the cancellation of the related option.

Restricted Stock.  The Committee may award shares of restricted Common Stock subject to certain conditions set forth in the Amended Plan and such other conditions and restrictions as the Committee may determine, which may include the attainment of performance goals, and the payment of a purchase price which shall be equal to or greater than par value. Prior to the lapse of restrictions on shares of restricted Common Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted Common Stock or specifically set forth in the participant’s restricted stock award agreement. A recipient of restricted Common Stock must enter into a restricted stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. However, restrictions will not lapse sooner than three years from the date of grant, unless such restrictions are performance based, in which case such restrictions shall apply for at least one year. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time.

Shares of restricted Common Stock are non-transferable, and if a participant who holds shares of restricted Common Stock terminates their employment or consultancy for any reason (including death) prior to the lapse or waiver of the restrictions, the Company, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the shares in exchange for the amount which the participant paid for them.

Adjustment for Stock Dividends, Mergers, etc.  The Committee is authorized to make appropriate substitutions or adjustments in connection with outstanding awards under the Amended Plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Common Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any outstanding award under the Amended Plan shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such award (including any such award which under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Amendment and Termination.  The Board may amend, alter or discontinue the Amended Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board may not, without the prior approval of the stockholders, make any amendment which would (a) increase the number of shares reserved for grants under the Amended Plan, (b) change the class of employees eligible to receive awards, (c) extend the maximum term for awards, or (d) otherwise materially alter the terms of the Amended Plan. The Committee may amend the terms of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of the holder of any award without the holder’s consent. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time. No award may be repriced or regranted through cancellation, or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such award.

Federal Income Tax Aspects

THE TAX CONSEQUENCES OF THE AMENDED PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE AMENDED PLAN, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Incentive Stock Options.  No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company or the subsidiary employing the optionee for federal income tax purposes. The exercise of an ISO will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company or the subsidiary employing the optionee will be entitled to deduct such amount. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the optionee’s employment, the option will generally be taxed as a Non-Qualified Stock Option.

Non-Qualified Stock Options.  With respect to Non-Qualified Stock Options, (a) no income is realized by the optionee at the time the option is granted, (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the Fair Market Value of the shares on the date of exercise, and the Company or the subsidiary employing the optionee is entitled to a tax deduction in the same amount, and (c) at disposition, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock.  A recipient of shares of restricted Common Stock will not realize any income when the rights to acquire the shares of restricted Common Stock are granted to him or when the certificates for the stock themselves are registered in his name. The recipient will realize ordinary income as and when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the Fair Market Value of the shares as of such date and the price, if any, he paid for such shares. Alternatively, the recipient can file a written election with the Internal Revenue Service pursuant to Section 83(b) of the IRC, no more than 30 days after the issuance of certificates for the stock, to be taxed as of the date of issuance on the difference between the then Fair Market Value of the shares of restricted Common Stock and the price the recipient paid for such shares.

Once the recipient has realized ordinary income with respect to the shares, any subsequent increase on in the value of the shares generally will be taxed, when the shares are sold, as long-term or short-term capital gain, depending on how long the shares are held. The recipient’s holding period with respect to the shares of restricted Common Stock will begin on the date he realizes ordinary income with respect to the shares, and the basis in the shares will be equal to their then Fair Market Value. The Company or the subsidiary employing the recipient will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the recipient with respect to such shares.

Other Information

The amount of additional grants that may be made in fiscal year 2004 under the Amended Plan cannot be determined. The following table lists the grants of stock options that have been made to the individuals or groups identified below under the 2001 LTIP for fiscal year 2003:

NEW PLAN BENEFITS

Amended and Restated 2001 Long-Term Incentive Plan

Name and Position	Year of Grant	Dollar Value (1)		Number of Shares
A. Thomas Bender President and Chief Executive Officer	2003	$ $	3,569,000 2,735,040	100,000 66,000
Robert S. Weiss Executive Vice President and Chief Financial Officer	2003		$2,237,760	54,000
Gregory A. Fryling Chief Operating Officer of CooperVision, Inc.	2003	$ $ $	1,055,200 2,360,000 1,616,160	40,000 80,000 39,000
Carol R. Kaufman Vice President of Legal Affairs, Secretary, and Chief Administrative Officer	2003	$ $	1,606,050 1,471,120	45,000 35,500
Nicholas J. Pichotta President and Chief Executive Officer of CooperSurgical, Inc.	2003		$828,800	20,000
All current executive officers	2003		$18,264,440	750,500
All current non-employee directors	2003		$0	-0-
All other employees including current non-executive officers	2003		$17,647,530	437,500

(1)	100% of Fair Market Value on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)	Weighted- average exercise price of outstanding options, warrants, and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (C)
Equity compensation plans approved by security holders (1)	3,528,194	$27.52	2,655,830
Equity compensation plans not approved by security holders	-0-	$0	-0-
Total	3,528,194	$27.52	2,655,830

(1)	Includes information with respect to the 1996 Long Term Incentive Plan for Non-Employee Directors (the “Directors’ Plan”), which was originally approved by stockholders on March 27, 1996 and originally provided for the issuance of up to 430,000 shares of common stock. The Directors’ Plan has subsequently been amended from time to time without stockholder approval to increase the number of shares available for issuance thereunder. As of October 31, 2003, up to 433,830 shares of common stock may be issued pursuant to the Directors’ Plan.

A copy of the Amended and Restated 2001 LTIP is attached as Exhibit B.

Board Recommendation and Vote Required for Approval:

The Board of Directors unanimously recommends a vote FOR the adoption of the amended Amended and Restated 2001 Long Term Incentive Plan.

Approval of the amended Amended and Restated 2001 Long Term Incentive Plan requires the affirmative vote of the majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote on this matter at the Annual Meeting.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board of Directors of the Company unanimously recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement, FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for fiscal 2004 and FOR the amendment of the Amended and Restated 2001 Long Term Incentive Plan.

When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder proposals for presentation at the 2005 Annual Meeting of Stockholders must be received at the Company’s principal executive offices on or before October 11, 2004. The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 2005 Annual Meeting of Stockholders. For a stockholder to nominate any person for election as a director at the 2005 Annual Meeting of Stockholders the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice. The Company’s By-laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at the 2005 Annual Meeting of Stockholders must notify the Secretary of the Company in writing not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to March 23, 2005 (or, if the date of the 2005 annual meeting is more than 30 days before or more than 70 days after March 23, 2005, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Company) and, with respect to nominations for directors, if the number of directors to be elected at the 2005 Annual Meeting of Stockholders is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to March 23, 2005, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Such notice must set forth certain information specified in the Company’s By-laws.

By Order of the Board of Directors

A. THOMAS BENDER

Chairman of the Board of Directors

EXHIBIT A

THE COOPER COMPANIES, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of The Cooper Companies, Inc. (the “Company”) on December 16, 2003.

Purpose

The Audit Committee (the “Committee”) is appointed annually by the Board of the Company to provide assistance to the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Company (the “Outside Auditors”) and (iv) the performance of the Company’s internal audit function and the Outside Auditors.

As further described in this Charter, the Committee’s primary duties and responsibilities relate to:

•	maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

•	establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

•	retention and termination of the Outside Auditors.

Composition & Meetings

1.	The members of the Committee will be appointed annually by the Board, taking into consideration the recommendation of the Committee, if any. Committee members may be removed from the Committee, with or without cause, by the Board, taking into consideration any recommendation of the Committee.

2.	The Committee shall be comprised of at least three (3) Directors selected by the Board, each of whom shall meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”), the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

3.	All members of the Committee shall be (or shall become within a reasonable period after appointment) “financially literate” as determined by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. If at any time this requirement cannot be met, the Company shall disclose, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), the reasons why at least one member of the Committee is not an “audit committee financial expert”.

4.	No member of the Committee shall simultaneously serve on the audit committees of more than three (3) public companies, including the Company’s, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination, if applicable, shall be disclosed in the Company’s annual proxy statement.

5.

No member of the Committee shall receive any compensation from the Company other than (i) the approved Director’s fees, as paid in cash, stock, options, or other compensation or benefits available to all Directors, and (ii) a pension or similar deferred compensation from the Company for prior service which is not contingent on continued or future service to the Company. No member of the Committee, and no member’s firm, may receive any direct or indirect compensation from the Company for services as a consultant or legal or financial advisor.

6.	The Board will designate a Committee Chairperson (the “Chair”) who shall have authority to act in certain circumstances on behalf of the Committee between meetings.

7.	The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

8.	The Committee shall also periodically meet separately with management, the personnel responsible for overseeing the Company’s internal controls and representatives of the Outside Auditors at such times and as often as the Committee deems necessary.

Duties & Responsibilities

To fulfill its duties and responsibilities, the Committee shall undertake the following:

1.	The Committee shall discuss and reassess, at least annually, the adequacy of this Charter. To the extent believed appropriate by the Committee, the Committee shall make recommendations to the Board to update or otherwise modify this Charter. The Committee shall also perform a review and evaluation, at least annually, of the performance of the Committee and its members, including compliance with this Charter. The Committee shall conduct this evaluation in such manner as it deems appropriate.

2.	The Committee shall review the Company’s audited financial statements and quarterly financial statements with management and the Outside Auditors prior to filing with the SEC. Such review to include discussion of the results of the audit, significant issues regarding accounting principles, practices, and judgments, and all matters required by AICPA standards. In addition, the Committee will discuss (i) any items required to be communicated by the Outside Auditors in accordance with Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 91, and (ii) the Company’s disclosures in SEC filings under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	The Committee, based upon its review and discussions, shall recommend to the Board whether or not the audited financial statements shall be included in the Company’s Annual Report on Form 10-K.

4.	The Committee shall provide a report to be included in the Company’s annual Proxy Statement containing such information as may be required by applicable law or regulation, and at a minimum containing statements on management’s responsibility for establishing and maintaining internal controls and procedures for financial reporting, the effectiveness of those controls, and a statement that the Outside Auditors have reported on, and attested to, management’s evaluation of the Company’s internal controls.

5.	The Committee shall periodically discuss with management the Company’s risk assessment and management policies and guidelines, including steps that management has taken to monitor and control such exposures.

6.	The Committee shall discuss, in a general fashion the Company’s earnings press release, the types of information to be publicly disclosed, and the type of presentation to be made, as well as other financial information which may be made available to the public from time to time.

7.

The Committee shall have the sole authority to engage or dismiss the Outside Auditors, to approve compensation for audit services, and to authorize non-audit services other than “prohibited non-audit services” as defined by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder (“Permissible Non-Audit Services”), on behalf of the Company. All engagements of the Outside Auditors for any audit related or Permissable Non-Audit Services shall be subject to pre-approval by the Committee explicitly, or through policies and procedures developed by the Committee for this purpose.

8.	The Committee shall receive from the Outside Auditors, at least annually, a formal written report as required by the NYSE.

9.	The Committee shall maintain direct responsibility for oversight of work done on behalf of the Company. The Outside Auditors shall report to, and are ultimately accountable to, the Committee and the Board. The Committee shall annually review the qualifications, performance and independence of the Outside Auditors and assure rotation of the Lead Auditor as necessary.

10.	The Committee shall set clear hiring policies for present or former employees of Outside Auditors.

11.	The Committee shall receive and review a report from the Outside Auditors with respect to their observations as to the adequacy of the Company’s financial reporting processes, both internal and external, as required by §210.2-07 of the Exchange Act.

12.	The Committee, in consultation with the Outside Auditors, shall review any problems or difficulties with audit activities and management’s response. Also, the Committee shall either discuss with the Outside Auditors whether they have identified any issues of the type described in Section 10A of the Exchange Act, or the Committee shall obtain from the Outside Auditors assurances that no such issues have been identified.

13.	The Committee shall be responsible for the development and implementation of formal guidelines and procedures for the receipt and handling of complaints regarding accounting, internal accounting controls, or auditing matters and for confidential submission by employees of concerns regarding questionable auditing or accounting matters.

14.	The Committee shall perform such other activities and make such other recommendations to the Board on such matters, within the scope of its functions and consistent with this Charter, as may come to its attention and which in its discretion warrant consideration by the Board, including any issues regarding the integrity of financial statements, compliance with legal and regulatory requirements, performance of the Outside Auditors, and performance of internal audit functions.

The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls. The Outside Auditors have the responsibility for auditing the financial statements and reporting on the Company’s attestation regarding the effectiveness of internal controls. The audit is conducted by the Outside Auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the internal and Outside Auditors) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts. Further, auditing literature, particularly SAS No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by the Outside Auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Disclosure of Charter

This Charter shall: (i) be made available on the Company’s website at http://www.coopercos.com and to any stockholder who otherwise requests a copy; and (ii) published in the Company’s Proxy Statement at least every three years, in accordance with applicable law. The Company’s Proxy Statement and Annual Report to Stockholders shall state the foregoing.

Approval of Auditor Engagements

All auditor engagements must be approved by the Committee as specified in this charter. All engagements with fees estimates above $150,000 shall require consideration and approval by the full Committee. The Chair of the Committee shall have and may exercise authority to approve all engagements on behalf of the Committee where the fees are estimated to be below $150,000. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements.

EXHIBIT B

THE COOPER COMPANIES, INC.

AMENDED & RESTATED

2001 LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

The 2001 Long Term Incentive Plan was originally adopted by the Board of Directors on December 14, 2000 and approved by the stockholders of the Company on March 28, 2001. It was amended and restated in 2002, and the Amended and Restated 2001 Long Term Incentive Plan (the “2001 LTIP” or the “Plan”), was adopted by the Company’s Board of Directors on December 16, 2002 and approved by the stockholders of the Company on March 25, 2003. The following is an Amendment and Restatement of the Plan in order to (i) increase the number of shares available for issuance under the Plan and (ii) add the ability to award Restricted Stock under the Plan. The purpose of the Plan is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)  “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(e)  “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(f)  “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(g)  “Early Retirement” means retirement with the express consent of the Company for purposes of this Plan at or before the time of such retirement, from consulting or active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

(h)  “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(i)  “Grant” means an instrument or agreement evidencing an option, or SAR, granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(j)  “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(k)  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

(l)  “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(m)  “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(n)  “Plan” means this 2001 Long Term Incentive Plan, as hereinafter amended from time to time.

(o)  “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(p)  “Retirement” means Normal or Early Retirement.

(q)  “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(r)  “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to (a) surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in any combination of cash or Common Stock equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof), is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof), or (b) to receive from the Company an amount of cash based upon the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

(s)  “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(t)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more, of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company as defined in Rule l6b-3 and an “outside director” for purposes of Section l62(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, and/or (iii) Restricted Stock.

In particular, the Committee shall have the authority:

(i)  to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, and/or Restricted Stock may from time to time be granted hereunder;

(ii)  to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and/or Restricted Stock, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii)  to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v)  to determine whether and under what circumstances a Stock Option may be settled in cash and/or Restricted Stock under Section 5(k) instead of Stock;

(vi)  to determine whether, to what extent and under what circumstances Option grants and/or Stock Appreciation Rights and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis a vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii)  to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii)  to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 4,925,000 shares. Of these shares available for awards under this Plan, no more than 250,000 shall be available for distribution pursuant to Restricted Stock awards. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted options or Stock Appreciation Rights under this Plan during any fiscal year is 500,000. The maximum number of shares with respect to which an employee may be granted Restricted Stock under this Plan during any fiscal year is 100,000.

Subject to Section 6(b)(iv) below, if any Stock Option or Stock Appreciation Right is cancelled without having been fully exercised, or if any shares of Restricted Stock are forfeited or repurchased under Section 7(c)(iii) or any such award otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares and base price subject to outstanding Stock Appreciation Rights granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. In addition, the Committee, in its sole discretion, shall determine the amount of cash to which the recipient of a Stock Appreciation Right not associated with an Option shall be entitled upon exercise so that there will be no increase or decrease in the cash to which the recipient shall be entitled upon exercise by reason of such event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, or Restricted Stock shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, or Restricted Stock had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, or Restricted Stock (including any such Stock Option, Stock Appreciation Right, or Restricted Stock which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

SECTION 4. ELIGIBILITY.

Officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5. STOCK OPTIONS.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)  Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value as of the date of grant.

(b)  Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. Additionally, no Incentive Stock Option may be granted after January 1, 2011.

(c)  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f), (g) and (h), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)  Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted or (ii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 9(a).

(e)  Transferability of Options.  Except as otherwise determined by the Committee in its sole discretion and set forth in the applicable Stock Option agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee; provided, however, NQSOs held by a participant may be transferred to such family members or family trusts as the Committee in its sole discretion shall approve, unless otherwise restricted from such transfer under the terms of the Grant.

(f)  Termination by Death.  Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)  Termination by Reason of Disability.  Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h)  Termination by Reason of Retirement.  Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i)  Other Termination.  Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j)  Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for “incentive stock option” status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

(k)  Buyout Provisions.  The Committee may at any time offer to buyout for a payment in cash, Stock or Restricted Stock any Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(l)  Settlement Provisions.  If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m)  10% Stockholders.  No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

SECTION 6. STOCK APPRECIATION RIGHTS.

(a) Grant and Exercise. Stock Appreciation Rights may be granted separately or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares, covered by a related Stock Option.

A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)  Stock Appreciation Rights awarded with no associated Stock Option shall be exercisable in accordance with their terms and Stock Appreciation Rights granted in association with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. The exercise of Stock Appreciation Rights held by recipients who are subject to Section l6(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable;

(ii)  Upon the exercise of a Stock Appreciation Right granted in association with a Stock Option, a recipient shall be entitled to receive an amount in cash and/or shares of Stock, as the Committee in its sole discretion shall determine, equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the associated Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Upon the exercise of a Stock Appreciation Right awarded with no associated Stock Option, a recipient shall be entitled to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash to a recipient subject to Section 16(b) of the Exchange Act, such amount shall be calculated on the basis of the closing price of the stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act to the extent applicable;

(iii)  Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient; and

(iv)  Upon the exercise of a Stock Appreciation Right, any Stock Option or part thereof to which such Stock Appreciation Right is associated shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

SECTION 7. RESTRICTED STOCK

(a)  Administration.  Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)  Awards and Certificates.  The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i)  The purchase price for shares of Restricted Stock shall be equal to or greater than their par value;

(ii)  Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i);

(iii)  Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; and

(iv)  The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c)  Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.

(i)  Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer pledge or assign shares of Restricted Stock awarded under the Plan. The Restriction Period shall in no event be less than three years from the date of award unless the restrictions lapse due to the attainment of performance criteria, in which case the Restriction Period shall in no event be less than one year from the date of grant. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service performance and/or such other factors or criteria as the Committee may determine, in its sole discretion;

(ii)  Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determined, reinvested, subject to Section 9(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued;

(iii)  Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to the restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price the participant paid with respect to such Restricted Stock; and

(iv)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

SECTION 8. AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, or Restricted Stock Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a)  except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)  change the employees or class of employees eligible to participate in the Plan;

(c)  extend the maximum option period under Section 5(b) of the Plan; or

(d)  otherwise materially alter the terms of the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. Additionally, except for adjustments permitted under Section 3 of the Plan, no award shall be repriced or regranted through cancellation, or modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9. GENERAL PROVISIONS.

(a)  The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)  The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d)  No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

(f)  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 10. EFFECTIVE DATE OF PLAN.

The Plan was originally effective January 1, 2001; and approved by the holders of a majority of the shares of the Company’s Common Stock on March 28, 2001. The first Amendment and Restatement of the Plan was effective as of January 1, 2003, and approved by the holders of a majority of the shares of the Company’s Common Stock on March 25, 2003. This Amendment of the Plan is effective as of January 1, 2004, subject to approval by a majority of the shares of the Company’s Common Stock at the first meeting of stockholders to be held in 2004. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, or Stock Appreciation Right may be exercised, and no Restricted Stock Award shall become vested until such approval.

SECTION 11. TERM OF PLAN.

No Stock Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to this Amended and Restated Plan on or after December 31, 2006, but awards granted prior to such date may extend beyond that date.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date March 23, 2004

Please date, sign and mail your

proxy card in the envelope provided

as soon as possible.

Annual Meeting of Stockholders of

THE COOPER COMPANIES, INC.

March 23, 2004

- Please detach along perforated line and mail in the envelope provided -

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR all nominees	WITHHOLD AUTHORITY for all nominees	FOR ALL EXCEPT (see instructions below)
1.	ELECTION OF EIGHT DIRECTORS (check one box only)	☐	☐	☐	Nominees: A. Thomas Bender Michael H. Kalkstein Moses Marx Donald Press Steven Rosenberg Allan E. Rubenstein, M.D. Robert S. Weiss Stanley Zinberg, M.D.
Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	Ratification of the appointment of KPMG LLP as independent certified public accountants of The Cooper Companies, Inc. for the fiscal year ending October 31, 2004			FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The amendment of the Company’s Amended and Restated 2001 Long Term Incentive Plan.			☐	☐	☐

4.	In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE
CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW
ADDRESS IN THE ADDRESS SPACE ABOVE.

PLEASE NOTE THAT CHANGES TO THE REGISTERED
NAME(S)ON THE ACCOUNT MAY NOT BE SUBMITTED VIA
THIS METHOD.                    ☐

SIGNATURE OF STOCKHOLDER                      DATE                       SIGNATURE OF STOCKHOLDER                      DATE:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 23, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, ROBERT S. WEISS and RODNEY E. FOLDEN, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, NY, on March 23, 2004 at 10:00 a.m., E.S.T., and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

(Continued and to be signed on the reverse side)